Exhibit 4.18

DELAWARE _
SEAL
CAPNIA, INC.
CORPORATE
AUGUST 25,
1999
Series B warrants (the “Warrants”) to purchase shares of Common Stock, $0.001 par value (the “Common Stock”), of Capnia, Inc., a Delaware corporation (the “Company”). Each Warrant entitles the holder, upon exercise during the period set forth in the Warrant Agreement referred to below, to receive from the Company that number of fully paid and nonassessable shares of Common Stock (each, a “Warrant”) as set forth below, at the exercise price (the “Exercise Price”) as determined pursuant to the Warrant Agreement, payable in lawful money of the United States of America, or by cashless exercise, upon surrender of this Warrant Certificate at the office or agency of the Warrant Agent referred to below, subject to the conditions set forth herein and in the Warrant Agreement. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.
Each Warrant is initially exercisable for one fully paid and non-assessable share of Common Stock. The number of the Warrants issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.
The initial Exercise Price per share of Common Stock for any Warrant is equal to $____ per share. The Exercise Price is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.
Subject to the conditions set forth in the Warrant Agreement, the Warrants may be exercised only during the Exercise Period and to the extent not exercised by the end of such Exercise Period, such Warrants shall become void.
Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.
This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.
This Warrant Certificate shall be governed and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.
This Series B Warrant Certificate certifies that
, or registered assigns, is the record holder of
THIS WARRANT SHALL BE VOID IF NOT EXERCISED PRIOR TO THE EXPIRATION OF THE EXERCISE
PERIOD PROVIDED FOR IN THE WARRANT AGREEMENT DESCRIBED BELOW
Incorporated under the
laws of the state
of DELAWARE
SBW
SEE REVERSE FOR CERTAIN DEFINITIONS
Series B Warrant Certificate
Dated:
PRESIDENT Secretary
Countersigned and Registered :
American Stock transfer & trust compa ny, LLC
(New Yor k, NY) warrant agent
By:
Authori zed signature

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants entitling the holder on exercise to receive shares of
Common Stock and are issued or to be issued pursuant to a Series B Warrant Agreement dated as of , 2014 (the “Warrant Agreement”), duly executed and delivered by ____________________, a ______________, as warrant agent (the “Warrant Agent”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words “holders” or “holder” meaning the Registered Holders or
Registered Holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.
Warrants may be exercised at any time during the Exercise Period as set forth in the Warrant Agreement. The holder of Warrants evidenced by this
Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price, at the principal corporate trust office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his, her or its assignee, a new Warrant Certificate evidencing the number of Warrants not exercised.
The Warrant Agreement provides that upon the occurrence of certain events the number of the Warrants set forth on the face hereof may, subject to certain conditions, be adjusted. If, upon exercise of a Warrant, the holder thereof would be entitled to receive a fractional interest in a share of Common
Stock, the Company shall, upon exercise, round to the nearest whole number of shares to be issued to the holder of the Warrant.
Warrant Certificates, when surrendered at the principal corporate trust office of the Warrant Agent by the Registered Holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.
Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant
Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant
Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.
The Company and the Warrant Agent may deem and treat the Registered Holder(s) thereof as the absolute owner(s) of this Warrant Certificate
(notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the
Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.
Election to Purchase
(To Be Executed Upon Exercise of Warrant)
The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive ________________ shares of Common Stock and herewith tenders payment for such shares to the order of Capnia, Inc.. (the “
Company”) in the amount of $ ___________________ in accordance with the terms hereof.
Payment shall take the form of (check applicable box):
q in lawful money of the United States by wire transfer of immediately available funds; or
q if permitted, the cancellation of such number of shares of Common Stock as is necessary, in accordance with the formula set forth in Section 3.3.2 of the Warrant Agreement, to exercise this Warrant with respect to the maximum number of shares of Common Stock purchasable pursuant to the cashless exercise procedure set forth in Section 3.3.2 of the Warrant Agreement.
q if permitted the cancellation of such number of shares of Common Stock as is necessary, in accordance with the formula set forth in section 3.3.3 of the Warrant Agreement, to exercise this Warrant with respect to the maximum number of shares of Common Stock purchasable pursuant to the cashless exercise procedure set forth in Section 3.3.3 of the Warrant Agreement.
The undersigned requests that a certificate for such shares be registered in the name of ___________________________________________________________________________________________________________________________,
whose address is ___________________________________________________________________________________________________________________________________________________________________________________.
and that such shares be delivered to ____________________________________________________________________________________________________________________________________________________________________,
whose address is ___________________________________________________________________________________________________________________________________________________________________________________.
If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of __________________________________________________________________________________________________________________________________________________________________________________________.
whose address is ___________________________________________________________________________________________________________________________________________________________________________________,
and that such Warrant Certificate be delivered to __________________________________________________________________________________________________________________________________________________________,
whose address is ___________________________________________________________________________________________________________________________________________________________________________________.
Signature:______________________________________________________________ Tax Identification Number:____________________________________________ Date:____________________________________________________
ASSIGNMENT
(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares. Assignment of the Warrant is subject to applicable law.)
FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to:
Name_____________________________________________________________________________________________________________________________________________________________________________________________
Address___________________________________________________________________________________________________________________________________________________________________________________________
Signed:______________________________________________________________ By:____________________________________________ Title:_________________________________ Date:___________________________________
NOTE: The assignor on this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should provide proper evidence of authority to assign the foregoing Warrant.
By
The si gnature (s) should be guaranteed by an eli gible guarantor institution , (Ban ks, stoc kbro kers , savin gs and loan associations and credit unions with membership in an approved si gnature guarantee medallion pro gra m), pursuant to s.e.c. rule 17ad-15.
Signature(s) Guaranteed: